KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Marc C. Whyte and Jun S. Yu, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Forms 3, Forms 4 and Forms 5 required to be filed by the undersigned under the Securities Exchange Act of 1934, as amended, all amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Patrick Macguire
Director
March 30, 2010